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                                                                    Exhibit 10.5

                        UNITED NATIONAL BANK & TRUST CO.
                          SALARY CONTINUATION AGREEMENT

         THIS SALARY CONTINUATION AGREEMENT is entered into as of this 1st day of May, 2001, by and between United National Bank & Trust Co., a nationally chartered bank with its main office in Canton, Ohio (the "Bank"), and ___________ , ______________________________ (the "Executive").

         WHEREAS, the Executive has contributed substantially to the success of the Bank and its parent company, UNB Corp., and the Bank desires that the Executive continue in its employ,

         WHEREAS, to encourage the Executive to remain an employee of the Bank, the Bank is willing to provide salary continuation benefits to the Executive, payable out of the Bank's general assets, and

         WHEREAS, none of the conditions or events included in the definition of the term "golden parachute payment" that is set forth in ss.18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. ss.1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of the Bank, is contemplated insofar as the Bank is concerned.

         NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Whenever used in this Agreement, the following terms shall have the meanings specified:

         1.1 "Accrual Balance" means the amount reflected in Schedule A, which is the amount required to be accrued by the Bank according to generally accepted accounting principles to account for benefits that may become payable to the Executive under this Agreement.

         1.2 "Change in Control" means any one of the following events occurs:

         (a) Merger: UNB Corp. merges into or consolidates with another corporation, or merges another corporation into UNB Corp., and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of UNB Corp.'s voting securities immediately before the merger or consolidation, or

         (b) Acquisition of Significant Share Ownership: a report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the



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                  schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 15% or more of a class of UNB Corp.'s voting securities (but this clause
                  (b) shall not apply to beneficial ownership of voting shares of UNB Corp. held by the Bank or another subsidiary of UNB Corp. in a fiduciary capacity), or

         (c) Change in Board Composition: during any period of two consecutive years, individuals who constitute the Board of Directors of UNB Corp. at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that -- for purposes of this clause (c) -- each director who is first elected by the Board (or first nominated by the Board for election by stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period, or

         (d) Sale of Assets: UNB Corp. sells to a third party substantially all of UNB Corp.'s assets. For purposes of this Agreement, sale of substantially all of UNB Corp.'s assets includes sale of the Bank.

         1.3 "Disability" means, if the Executive is covered by a Bank-sponsored disability policy, total disability as defined in such policy without regard to any waiting period. If the Executive is not covered by such a policy, Disability means the Executive suffers a sickness, accident or injury that, in the judgment of a physician satisfactory to the Bank, prevents the Executive from performing substantially all of the Executive's normal duties for the Bank. As a condition to receiving any disability benefits, the Bank may require the Executive to submit to such physical or mental evaluations and tests as the Bank's Board of Directors deems appropriate.

         1.4 "Early Retirement Age" means the earlier of the Executive's 55th birthday or the date by which the Executive has at least 30 years of service with the Bank. If the Executive does not have 30 years of service with the Bank by the date of his 55th birthday, the Executive's Early Retirement Age means the date on which the Executive attains age 55.

         1.5 "Early Termination" means Termination of Employment with the Bank before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change in Control.

         1.6 "Early Termination Date" means the month, day and year in which Early Termination occurs.

         1.7 "Effective Date" means May 1, 2001.

         1.8 "Normal Retirement Age" means the Executive's 65th birthday.



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         1.9 "Normal Retirement Date" means the later of the Normal Retirement
Age or Termination of Employment with the Bank.

         1.10 "Person" means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

         1.11 "Plan Year" means a twelve-month period commencing on May 1 and ending on the last day of April of each year. The initial Plan Year shall commence on the Effective Date of this Agreement.

         1.12 "Termination of Employment" means that the Executive shall have ceased to be employed by the Bank for any reason whatsoever, excepting a leave of absence approved by the Bank. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of termination of the Executive's employment, the Bank shall have the sole and absolute right to decide the dispute, unless a Change in Control shall have occurred.

         1.13     "Termination for Cause."  See Section 5.1.

                                    ARTICLE 2
                                    BENEFITS

         2.1 Normal Retirement Benefit. Upon Termination of Employment of the Executive on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 2.1 instead of any other benefit under this Agreement.

         2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is $__________. The Bank's Board of Directors may, in its sole discretion, increase the annual benefit under this Section 2.1.1, but any increase shall require recalculation of Schedule A.

         2.1.2 Payment of Benefit. Beginning with the month after the Executive's Normal Retirement Date, the Bank shall pay the annual benefit to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 15 years.

         2.2 Early Termination Benefit. Upon Early Termination, the Bank shall pay to the Executive the benefit described in this Section 2.2 instead of any other benefit under this Agreement.

         2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the Early Termination Annual Benefit amount set forth in Schedule A for the Plan Year ending



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                  immediately before the Early Termination Date (except that during the first Plan Year the benefit is the amount set forth for Plan Year 1). To the extent the Executive is entitled to an Early Termination Annual Benefit amount as set forth in the attached Schedule A, interest will be credited on the Accrual Balance at an annual rate of 7.5 percent, compounded monthly, during the period between Termination of Employment and the Normal Retirement Date. The Bank's Board of Directors may, in its sole discretion, increase the annual benefit under this
                  Section 2.2.1, but any increase shall require recalculation of Schedule A.

         2.2.2 Payment of Benefit. Beginning with the month after the Normal Retirement Age, the Bank shall pay the annual benefit to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 15 years.

         2.3 Disability Benefit. Upon Termination of Employment of the Executive because of Disability before the Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3 instead of any other benefit under this Agreement.

         2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Disability Annual Benefit amount set forth in Schedule A for the Plan Year ending immediately before the date on which Termination of Employment occurs (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1). The Bank's Board of Directors may, in its sole discretion, increase the annual benefit under this Section 2.3.1, but any increase shall require recalculation of Schedule A.

         2.3.2 Payment of Benefit. Beginning with the month after Normal Retirement Age, the Bank shall pay the Disability Annual Benefit amount to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 15 years.

         2.4 Change-in-Control Benefit. Upon the Executive's Termination of Employment within three years after a Change in Control, the Bank shall pay to the Executive the benefit described in this Section 2.4 instead of any other benefit under this Agreement. However, no benefits shall be payable under this Agreement if Termination of Employment occurs under Article 5 of this Agreement.

         2.4.1 Amount of Benefit: The benefit under this Section 2.4 is the Change-in-Control Benefit set forth in Schedule A for the Plan Year ending immediately before the date on which Termination of Employment occurs (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1), determined by vesting the Executive in the Normal Retirement Age Accrual Balance ($________), without reduction for the time value of money or other discount. The Bank's


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                  Board of Directors may, in its sole discretion, increase the benefit under this Section 2.4.1, but any increase shall require recalculation of Schedule A.

         2.4.2 Payment of Benefit: The Bank shall pay the Change-in-Control Benefit under Section 2.4 of this Agreement to the Executive in one lump sum within three days after Termination of Employment of the Executive.

         2.5 Petition for Payment of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit. To the extent the Executive is entitled to the normal retirement benefit provided by Section 2.1, the Early Termination benefit provided by Section 2.2, or the Disability benefit provided by Section 2.3, the Executive may petition the Board of Directors to have the Accrual Balance amount corresponding to that particular benefit paid to the Executive in a single lump sum after (i) deduction of any normal retirement benefits, Early Termination benefits or Disability benefits already paid and
(ii) addition of interest at the rate of 7.5% on the Accrual Balance not yet paid for the period from Termination of Employment to payment of the lump sum amount. The Board of Directors shall have sole and absolute discretion about whether to pay the remaining Accrual Balance in a lump sum. If payment of the remaining Accrual Balance is paid in a single lump sum, the Bank shall have no further obligations under this Agreement.

         2.6 Change-in-Control Payout of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit Being Paid to the Executive at the Time of a Change in Control. If a Change in Control occurs at any time during the entire 15-year salary continuation benefit payment period and if at the time of that Change in Control the Executive is receiving the benefit provided by Section 2.1.2, Section 2.2.2 or Section 2.3.2, the Bank shall pay the remaining salary continuation benefits to the Executive, his beneficiaries, or estate in a lump sum within three days after the Change in Control. The lump-sum payment due to the Executive, his beneficiaries or estate as a result of a Change in Control shall be an amount equal to the Accrual Balance amount corresponding to that particular benefit then being paid to the Executive, his estate or beneficiaries pursuant to Section 2.1.2, Section 2.2.2 or Section 2.3.2 after (i) deduction of any normal retirement benefits, Early Termination benefits or Disability benefits already paid and (ii) addition of interest at the rate of 7.5% on the Accrual Balance not yet paid for the period from Termination of Employment to payment of the lump sum amount.

         2.7 Contradiction in Terms of Agreement and Schedule A. If there is a contradiction in the terms of this Agreement and the Schedule A attached hereto with the actual amount of a particular amount due the Executive pursuant to
Section 2.2, 2.3, or 2.4 hereof, then the actual amount of said benefit set forth in the Agreement shall control.

                                    ARTICLE 3
                                 DEATH BENEFITS

         3.1 Death During Active Service. Except as provided in Section 5.2, if the Executive dies in active service to the Bank before Normal Retirement Age, instead of any benefit payable



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under this Agreement the Bank shall pay to United National Bank & Trust Co.,
Trustee of the ______________ Irrevocable Insurance Trust the benefit described in the Split Dollar Agreement and Endorsement attached to this Agreement as Addendum A, if payment under this Section 3.1 is not includible in the taxable estate of ______________. If the payment under this Section 3.1 is includible in the taxable estate of ______________, then such payment shall be made to _____________ if she survives him, and if not, to the Trustee of the
______________ Trust. Notwithstanding any other provision of this Agreement, the Executive shall have no right to name a beneficiary and shall have no right to modify or revoke a beneficiary designation made with respect to this Agreement or any other documents incorporated by reference.

         3.2 Death During Benefit Period. If the Executive dies after benefit payments under Article 2 of this Agreement have commenced but before receiving all such payments, the Bank shall pay the remaining benefits to ____________, if she survives him, and if not, to the Trustee of the ______________ Trust at the same time and in the same amounts they would have been paid to the Executive had the Executive survived. In that case, no death benefit shall be payable under this Article 3.

         3.3 Death After Termination of Employment But Before Benefit Payments Commence. If the Executive is entitled to benefit payments under Article 2 but dies before payments commence, the benefits shall be payable to __________, if she survives him, and if not, to the Trustee of the ______________ Trust, but payments shall commence on the first day of the month after the date of the Executive's death. Payments shall be made in the same amounts they would have been paid to the Executive had the Executive survived.

         3.4 Petition for Benefit Payments. To the extent that the Executive dies before receiving any or all benefit payments to which he is entitled under
Section 2.1, Section 2.2, or Section 2.3, respectively, the Executive's beneficiary or estate may petition the Board of Directors to have the Accrual Balance corresponding to that particular benefit paid to the Executive's beneficiary or estate in a single lump sum after (i) deduction of any normal retirement benefits, Early Termination benefits or Disability benefits already paid and (ii) addition of interest at the rate of 7.5% on the Accrual Balance not yet paid for the period from the Executive's Termination of Employment to payment of the lump sum amount. The Board of Directors shall have sole and absolute discretion about whether to pay the remaining Accrual Balance in a lump sum. If payment of the remaining Accrual Balance is paid in a single lump sum, the Bank shall have no further obligations under this Agreement.

         3.5 Change-in-Control Payout of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit Being Paid to the Executive's Estate or Beneficiaries at the Time of a Change in Control. If a Change in Control occurs at any time during the entire 15-year salary continuation benefit payment period and if at the time of that Change in Control the Executive's estate or beneficiaries is receiving the benefit provided by
Section 2.1.2, Section 2.2.2 or Section 2.3.2, the Bank shall pay the remaining salary continuation benefits to the Executive's beneficiaries or estate in a lump sum within three days after the Change in Control. The lump-sum payment due to the Executive's beneficiaries or estate as a result of a Change in Control shall be an amount equal to the Accrual Balance amount



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corresponding to that particular benefit then being paid to the Executive's estate or beneficiaries pursuant to Section 2.1.2, Section 2.2.2 or Section
2.3.2 after (i) deduction of any normal retirement benefits, Early Termination benefits or Disability benefits already paid and (ii) addition of interest at the rate of 7.5% on the Accrual Balance not yet paid for the period from Termination of Employment to payment of the lump sum amount.

                                    ARTICLE 4
                                  BENEFICIARIES

         4.1 Beneficiary Designations. [Intentionally Left Blank]

         4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Bank may require such proof of incapacity, minority or guardianship as the Bank deems appropriate before distribution of the benefit. Distribution shall completely discharge the Bank from all liability for such benefit.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

         5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if Termination of Employment is due to the Executive's actions that have caused the Executive to be terminated for cause under any severance agreement existing on the date hereof or hereafter entered into between the Executive and UNB Corp.

         5.2 Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within three years after the date of this Agreement. In addition, the Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on an employment application or resume provided to the Bank, or on any application for any benefits provided by the Bank to the Executive.

         5.3 Removal. If the Executive is removed from office or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

         5.4 Insolvency. If the Office of the Comptroller of the Currency appoints the Federal Deposit Insurance Corporation as receiver for the Bank under 12 U.S.C. 191, all obligations under this Agreement shall terminate as of the date of the Bank's declared insolvency, but vested rights of the contracting parties shall not be affected.


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         5.5 FDIC Open-Bank Assistance. Unless the Federal Deposit Insurance
Corporation determines that continuation of this Agreement is necessary for the Bank's continued operation, all obligations under this Agreement shall terminate when the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 13(c) of the Federal Deposit Insurance Act. 12 U.S.C. 1823(c). Any rights of the parties that have already vested, however, shall not be adversely affected by such action.

                                   ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES


         6.1 Claims Procedure. The Bank shall notify in writing any person or entity making a claim under this Agreement (a "Claimant") of his or her eligibility or ineligibility for benefits under this Agreement. The Bank shall provide the written notice within 90 days after the Claimant's written application for benefits. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (a) the specific reasons for the denial, (b) a specific reference to the provision(s) of this Agreement on which denial is based, (c) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (d) an explanation of the Agreement's claims review procedure and other appropriate information concerning the steps to be taken if the Claimant wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, extending the time for up to an additional 90 days.

         6.2 Review Procedure. If the Bank determines that the Claimant is not eligible for benefits or full benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have his or her claim reviewed by the Bank by filing a petition for review with the Bank within 60 days after receipt of the written notice issued by the Bank. The Claimant's petition shall state the specific reasons the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after the Bank's receipt of the petition, the Bank shall give the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of the Bank's decision in writing within the 60-day period, stating specifically the basis of its decision and identifying the specific provisions of the Agreement on which the Bank's decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Bank, but notice of this deferral must be given to the Claimant.

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Amendments and Termination. This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.



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         7.2 Binding Effect. This Agreement shall bind the Executive and the
Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

         7.3 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         7.4 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

         7.5 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Bank would be required to perform this Agreement if no such succession had occurred. The Bank's failure to obtain such an assumption agreement before the succession becomes effective shall be considered a breach of this Agreement and shall entitle the Executive to the Change-in-Control Benefit provided in Section 2.4.

         7.6 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         7.7 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.

         7.8 Unfunded Arrangement. The Executive and his beneficiary(ies) are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

         7.9 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

         7.10 Administration. The Bank shall have the powers that are necessary to administer this Agreement, including but not limited to the power to:

         (a)      interpret the provisions of the Agreement,

         (b) establish and revise the method of accounting for the Agreement,



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         (c)      maintain a record of benefit payments, and

         (d) establish rules and prescribe forms necessary or desirable to administer the Agreement.

         7.11 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         7.12 Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with the law, continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, not held so invalid, and the remainder of such provision, together with all other provisions of this Agreement shall, to the full extent consistent with the law, continue in full force and effect.

         7.13 Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

         7.14 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.


                  (a)      If to the Bank, to:
                           Board of Directors
                           United National Bank & Trust Co.
                           United Bank Plaza
                           220 Market Avenue South
                           Canton, Ohio  44702

                  (b)      If to the Executive, to:

                           --------------

                           --------------

                           --------------

                  and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         7.15 Payment of Legal Fees. (a) The Executive May Enforce this Agreement Through Legal Action. Provided that a Change in Control has occurred, the Bank irrevocably authorizes the Executive to retain from time to time counsel of the Executive's choice to advise and represent him


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in the interpretation, enforcement or defense of the parties' rights and responsibilities under this Agreement, if:

         (1) the Executive concludes that the Bank has failed to comply with any of its obligations under this Agreement following a Change in Control: or

         (2) if the Bank or any or any other person following a Change in Control takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive under this Agreement, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Bank or any director, officer, stockholder or other person affiliated with the Bank, in any jurisdiction.

         (b) Fees and Expenses Will Be Paid by the Bank. The Bank desires that the Executive not be required to incur legal fees and the related costs and expenses associated with the interpretation, enforcement or defense of Executive's rights under this Agreement by litigation or otherwise, because the amounts thereof would substantially detract from the benefits intended to be extended to the Executive under this Agreement. Therefore, even if the Executive does not prevail in whole or in part in the litigation or other legal action associated with the interpretation, enforcement or defense of Executive's rights under this Agreement, the Bank hereby agrees to pay and be solely financially responsible for any and all attorneys' and related fees, costs and expenses incurred by the Executive in the litigation or other legal action, up to a maximum of $500,000. The fees and expenses of counsel selected by the Executive shall be paid or reimbursed to the Executive by the Bank on a regular, periodic basis, upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with counsel's customary practices. Anything herein to the contrary notwithstanding, nothing in this Agreement authorizes the Bank to pay or the Executive to demand payment of fees, costs and expenses if and to the extent payment of fees, costs and expenses constitutes a "prohibited indemnification payment" within the meaning of Federal Deposit Insurance Corporation Rule 359.1(l)(1) [12 CFR 359.1(l)(1)].This Section 7.15(b) shall not be operative unless there has first been a Change in Control. The Bank's obligation to pay the Executive's legal fees provided by this Section 7.15 operates separately from, and in addition to, any legal fee reimbursement obligation the Bank or the Bank's parent UNB Corp. may have with the Executive by virtue of any separate employment, severance, or other agreement between the Executive and the Bank or UNB Corp.

         (c) Cost of Living Adjustment for Cap on Legal Fee Reimbursement. Upon the occurrence of a Change in Control, the $500,000 cap on legal fee reimbursement provided by Section 7.15(b) will be subject to a cost of living adjustment equal to the value of the expression A x B, in which expression:

                  A =  $500,000; and


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


                  B = Cost of living adjustment or inflation factor. This is computed by dividing the Consumer Price Index for All Urban Consumers ("CPI-U") prepared by the U.S. Bureau of Labor Statistics, or any successor thereto, for the CPI-U for January of the year during which the Change in Control occurs by the CPI-U for January 2000.

The cost of living adjustment provided in this Section 7.15(c) shall be considered to be part of the Executive's payment of legal fees for purposes of this Agreement.

          Illustration of Cost of Living Adjustment. To explain the cost of living adjustment calculation for Payment of Legal Fees, we will use the following example.

         First, we determine the appropriate CPI-Us. The Agreement calls for the use of the CPI-Us for January 2000 and the January of the year during which the Change in Control occurs. Assume a Change in Control occurs in April 2009. For illustrative purposes only, the CPI-U for January 2000 is 156.7, and the CPI-U for January 2009 is 213.3.

         Second, we calculate the cost of living adjustment or inflation factor. To do this, we divide the CPI-U for January 2009 (213.3) by the CPI-U for January 2000 (156.7). Our result is 1.361 (i.e., a 36.1 percent increase).

         Finally, we calculate the raw cost of living adjustment. To do this, we multiply the base Payment of Legal Fees amount by the inflation factor. In our example, $500,000 multiplied by the inflation factor of 1.361 equals $680,500.

         (d) The Executive May Choose the Bank's or UNB Corp.'s Counsel. Notwithstanding any existing or previous attorney-client relationship between the Bank or UNB Corp. and any counsel chosen by the Executive under Section 7.15(a), the Bank irrevocably consents to the Executive's entering into an attorney-client relationship with that counsel, and the Bank and the Executive agree that a confidential relationship shall exist between the Executive and that counsel.

         7.16 Internal Revenue Code Section 280G Gross Up. (a) Additional Payment to Account for Excise Taxes. If as a result of a Change in Control the Executive becomes entitled to acceleration of benefits under this Salary Continuation Agreement or under any other plan or agreement of or with the Bank or UNB Corp., including accelerated vesting of stock options granted under UNB Corp.'s 1997 Stock Option Plan and 1987 Stock Option and Performance Unit Plan and acceleration of benefits under any other benefit, compensation or incentive plan or arrangement with UNB Corp. or the Bank (collectively, the "Total Benefits"), and if any part of the Total Benefits is subject to the Excise Tax under Section 280G and Section 4999 of the Internal Revenue Code (the "Excise Tax"), UNB Corp. shall pay to the Executive the following additional amounts, consisting of (1) a payment equal to the Excise Tax payable by the Executive on the Total Benefits under Section 4999 of the Internal Revenue Code (the "Excise Tax Payment"), and (2) a payment equal to the amount necessary to provide the Excise Tax Payment net of all income, payroll and excise taxes. Together, the additional amounts described in clauses (1) and (2) are referred to in this Agreement as the "Gross-Up Payment." Payment of the Gross-Up Payment shall be made in addition to the amount set forth in Section 2.4 hereof.

         (b) Calculating the Excise Tax. For purposes of determining whether any of the Total Benefits will be subject to the Excise Tax and for purposes of determining the amount of the Excise Tax,

         (1)      Determination of "Parachute Payments" Subject to the Excise
                  Tax: any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's Termination of Employment (whether under the terms of this Agreement or any other agreement, the 1997 Stock Option Plan and 1987 Stock Option and Performance Unit Plan or any other benefit plan or arrangement with UNB Corp., the Bank, any person whose actions result in a Change in Control or any person affiliated with UNB Corp., the Bank or such person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code, and all "excess parachute payments" within the meaning of
                  Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the certified public accounting firm that is retained by UNB Corp. as of the date immediately before the Change in Control (the "Accounting Firm") such other payments or benefits do not constitute (in whole or in part) parachute payments, or such excess parachute payments represent (in whole or in part) reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Internal Revenue Code in excess (as defined in Section 280G(b)(3) of the Internal Revenue Code), or are otherwise not subject to the Excise Tax,

         (2) Calculation of Benefits Subject to Excise Tax: the amount of the Total Benefits that shall be treated as subject to the Excise Tax shall be equal to the lesser of (a) the total amount of the Total Benefits reduced by the amount of such Total Benefits that in the opinion of the Accounting Firm are not parachute payments, or (b) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (1), above), and

         (3) Value of Noncash Benefits and Deferred Payments: the value of any noncash benefits or any deferred payment or benefit shall be determined by the Accounting Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Internal Revenue Code.

         (c) Assumed Marginal Income Tax Rate. For purposes of determining the amount of the Gross-Up Payments, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar years in which the Gross-Up Payments are to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of Termination of Employment, net of the reduction in federal income taxes that can be obtained from deduction of such state and local taxes (calculated by assuming that any reduction under Section 68 of the Internal Revenue Code in the amount of itemized deductions allowable to the Executive applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by the Executive, and applicable federal FICA and Medicare withholding taxes.)

         (d) Return of Reduced Excise Tax Payment or Payment of Additional Excise Tax. If the Excise Tax is later determined to be less than the amount taken into account hereunder when the Executive's employment terminated, the Executive shall repay to UNB Corp. -- when the amount of the reduction in Excise Tax is finally determined -- the portion of the Gross-Up Payments attributable to the reduction (plus that portion of the Gross-Up Payments attributable to the Excise Tax, federal, state and local income taxes and FICA and Medicare withholding taxes imposed on the Gross-Up Payments being repaid by the Executive to the extent that the repayment results in a reduction in Excise Tax, FICA and Medicare withholding taxes and/or a federal, state or local income tax deduction).

         If the Excise Tax is later determined to be more than the amount taken into account hereunder when the Executive's employment terminated (due, for example, to a payment whose existence or amount cannot be determined at the time of the Gross-Up Payments), UNB Corp. shall make an additional Gross-Up Payment to the Executive for that excess (plus any interest, penalties or additions payable by the Executive for the excess) when the amount of the excess is finally determined.

         7.17 (a) Accounting Firm Gross-Up Determination. Subject to the provisions of Section 7.16, all determinations required to be made under this
Section 7.17 -- including whether and when a Gross-Up Payment is required, the amount of the Gross-Up Payment and the assumptions to be used to arrive at the determination (collectively, the "Determination") -- shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to UNB Corp. and the Executive within 15 business days after receipt of notice from UNB Corp. or the Executive that there has been a Gross-Up Payment, or such earlier time as is requested by UNB Corp.

         (b) Fees and Expenses of the Accounting Firm and Agreement with the Accounting Firm. All fees and expenses of the Accounting Firm shall be borne solely by UNB Corp. or the Bank. UNB Corp. and the Bank shall enter into any agreement requested by the Accounting Firm in connection with the performance of its services hereunder.

         (c) Accounting Firm's Opinion. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Accounting Firm shall furnish the Executive with a written opinion to that effect, and to the effect that failure to report Excise Tax, if any, on the Executive's applicable federal income tax return will not result in the imposition of a negligence or similar penalty.

         (d) Accounting Firm's Determination Is Binding. The Determination by the Accounting Firm shall be binding on UNB Corp., the Bank and the Executive.

         (e) Underpayment and Overpayment. Because of the uncertainty in determining whether any of the Total Benefits will be subject to the Excise Tax at the time of the Determination, it is possible that Gross-Up Payments that should have been made will not have been made by UNB Corp. ("Underpayment"), or that Gross-Up Payments will be made that should not have been made by UNB Corp. ("Overpayment").

         If, after a Determination by the Accounting Firm, the Executive is required to make a payment of additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred. The Underpayment (together with interest at the rate provided in Section 1274(d)(2)(B) of the Internal Revenue Code) shall be paid promptly by UNB Corp. to or for the benefit of the Executive.

         If the amount of the Gross-Up Payment exceeds the amount necessary to reimburse the Executive for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made. The Overpayment (together with interest at the rate provided in Section 1274(d)(2)(B) of the Internal Revenue
Code) shall be paid promptly by the Executive to or for the benefit of UNB Corp. Provided that his expenses are reimbursed by UNB Corp. or the Bank, the Executive shall cooperate with any reasonable requests by UNB Corp. in any contests or disputes with the Internal Revenue Service relating to the Excise Tax.

         (f) Accounting Firm Conflict of Interest. If the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive may appoint another nationally recognized public accounting firm to make the Determinations required hereunder (in which case the term "Accounting Firm" as used in this Agreement shall be deemed to refer to the accounting firm appointed by the Executive under this paragraph).

         7.18 Automatic Review Procedure. Upon the third year anniversary of the execution of this Agreement, and continuing on each subsequent third year anniversary, the Bank will automatically review this Agreement for reasonableness of benefits with the intent that the Executive's target benefit shall be 75 percent of compensation less Bank-provided benefits. For purposes of this Agreement, Bank-provided benefits shall include, but are not limited to, the Bank 401(k) match, the UNB Corp. Pension Plan, and the Bank portion of Social Security benefits. The term "compensation" as used in this Section 7.18 means the base annual salary of the Executive projected at the Executive's Normal Retirement Age. Base annual salary refers to compensation of the type that would be required to be reported by Securities and Exchange Commission Rule 228.402(b) (17 C.F.R. ss.228.402(b)), specifically column (c) of that rule's Summary Compensation Table (or any successor provision), excluding director fees but including elective deferred compensation.

         IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have signed this Agreement as of the day and year first written above.

THE EXECUTIVE:                               THE BANK:
                                             UNITED NATIONAL BANK & TRUST CO.

------------------------------

                                             By:
                                                ------------------------------
                                             Its:

         UNB Corp., by its undersigned officer hereunto duly authorized, hereby
(1) agrees to and adopts such of the terms, conditions and obligations of this Salary Continuation Agreement between United National Bank & Trust Co. and ______________ as apply by their terms to UNB Corp., specifically the obligations stated in Section 7.16 and Section 7.17 concerning Gross-Up Payments, and (2) notwithstanding any existing or previous attorney-client relationship between UNB Corp. and any counsel chosen by the Executive under
Section 7.15(a), irrevocably consents to the Executive's entering into an attorney-client relationship with that counsel, and UNB Corp. agrees that a confidential relationship shall exist between the Executive and that counsel.




                                                    UNB CORP.


                                                    By:
                                                       -------------------------

                                                    Its:

                                   SCHEDULE A
                        UNITED NATIONAL BANK & TRUST CO.
                          SALARY CONTINUATION AGREEMENT

                                 --------------


                                                                                      EARLY
                                                                                   TERMINATION    DISABILITY
                                                          EARLY                      ANNUAL         ANNUAL     CHANGE-IN-CONTROL
            PLAN YEAR    EXECUTIVE'S      ACCRUAL      TERMINATION     VESTED        BENEFIT       BENEFIT          BENEFIT
PLAN YEAR    ENDING      AGE AT PLAN     BALANCE @       VESTING      ACCRUAL      PAYABLE AT     PAYABLE AT     PAYABLE IN A
                          YEAR END       7.5% (1)       SCHEDULE      BALANCE        NORMAL         NORMAL         LUMP SUM
                                                                                   RETIREMENT     RETIREMENT
                                                                                     AGE (2)       AGE (2)
--------------------------------------------------------------------------------------------------------------------------------
        1   April 2002

        2   April 2003

        3   April 2004

        4   April 2005

        5   April 2006

        6   April 2007

        7   April 2008

        8   April 2009

        9   April 2010

       10   April 2011

       11   April 2012

       12   April 2013

       13   April 2014

       14   April 2015

       15   April 2016

       16   April 2017

       17   April 2018

       18   April 2019

       19   April 2020

       20   April 2021

       21   April 2022

       22   April 2023

       23   April 2024

       24   April 2025

       25   April 2026

       26   April 2027

--------------------------------------------------------------------------------------------------------------------------------

                                                                                      EARLY
                                                                                   TERMINATION    DISABILITY
                                                          EARLY                      ANNUAL         ANNUAL     CHANGE-IN-CONTROL
            PLAN YEAR    EXECUTIVE'S      ACCRUAL      TERMINATION     VESTED        BENEFIT       BENEFIT          BENEFIT
PLAN YEAR    ENDING      AGE AT PLAN     BALANCE @       VESTING      ACCRUAL      PAYABLE AT     PAYABLE AT     PAYABLE IN A
                          YEAR END       7.5% (1)       SCHEDULE      BALANCE        NORMAL         NORMAL         LUMP SUM
                                                                                   RETIREMENT     RETIREMENT
                                                                                     AGE (2)       AGE (2)
--------------------------------------------------------------------------------------------------------------------------------

      27   April 2028

      28   April 2029

      29   April 2030

      30   April 2031

      31   April 2032
-----------------------------------------------------------------------------------------------------------------------------

(1) The Accrual balance reflects payment at the beginning of each month during retirement.
(2) Benefit is based on present value of the current payment stream of the vested accrual balance using a standard discount rate (7.50%).
(3) Participant becomes 100 percent vested upon reaching age 55 on June 29, 2006.
(4) Reflects two (2) months data prior to projected retirement in June 2016.